Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Statements

On September 12, 2016, Open Text Corporation (OpenText or the Company) entered into a Master Acquisition Agreement (the Master Acquisition Agreement) with EMC Corporation, a Massachusetts corporation, and certain of its subsidiaries (collectively referred to as Dell-EMC), pursuant to which the Company has agreed to acquire (the Anticipated Acquisition) certain assets and assume certain liabilities of the enterprise content division of Dell-EMC (the ECD Business). The purchase price for the Anticipated Acquisition, which is payable in cash, is expected to be approximately $1.62 billion. The consummation of the Anticipated Acquisition is subject to certain customary closing conditions.

No valuation opinions required by securities legislation or an exchange or market were used to support the consideration payable by OpenText in respect of the Anticipated Acquisition, nor has any such valuation opinion been obtained by OpenText.

OpenText has no plans or proposals for material changes in its business affairs or the affairs of the ECD Business, which may have a significant effect on the results of operations and financial position of OpenText after giving effect to the completion of the Anticipated Acquisition.

Prior to the completion of the Anticipated Acquisition and subject to market and other conditions, the Company plans to raise approximately $500 million through the issuance of its common shares (the Equity Offering) and approximately $500 million through (i) the issuance of new senior notes or the reopening of existing senior notes (the Notes Offering,) and/or (ii) borrowing under its existing or new credit facilities (the Additional Debt Financing and, together with the Notes Offering, the Debt Financing). The Equity Offering and the Debt Financing are together referred to as the Financing Transactions. The Company intends to finance the Anticipated Acquisition and pay related fees and expenses with the net proceeds from the Financing Transactions and cash on hand. There can be no assurance that OpenText will commence or complete the Equity Offering or the Notes Offering or complete the Additional Debt Financing. This Current Report on Form 8-K is not an offer to sell or a solicitation of an offer to buy any common shares or senior notes. To the extent that the Company does not commence or complete the Notes Offering or the Equity Offering prior to the completion of the Anticipated Acquisition, the Company plans to pursue other sources of financing which may include additional borrowings under its existing or new credit facilities.

In this regard and in connection with the Anticipated Acquisition, OpenText entered into a commitment letter with Barclays Bank PLC on September 12, 2016, which was amended and restated on September 26, 2016 (as amended and restated, the Commitment Letter) to add Citigroup Global Markets Inc. and Royal Bank of Canada as lenders (together with Barclays Bank PLC, the Lenders). Pursuant to the Commitment Letter, the Lenders, severally and not jointly, have committed to provide a first lien term loan facility (the New Facility) in an aggregate principal amount of up to $1.0 billion to finance a portion of the Anticipated Acquisition. The obligations of the Lenders to provide the New Facility under the Commitment Letter are subject to a number of customary conditions, including, without limitation, execution and delivery of definitive documentation consistent with the Commitment Letter and the documentation standard specified therein. The Commitment Letter terminates on March 14, 2017 (which termination date may be extended under the terms of the Commitment Letter in a manner consistent with extensions under the Master Acquisition Agreement, in each case to a date that is two business days after the relevant termination date under the Master Acquisition Agreement). Funding of the Anticipated Acquisition with the proceeds of the Financing Transactions will result in the reduction of the Lenders’ obligations under the Commitment Letter.

The Company is not yet required to file the historical financial statements of the ECD Business under Article 3-05 of Regulation S-X under the Securities Act of 1933, as amended (the Securities Act), or pro forma financial statements giving effect to the Anticipated Acquisition under Article 11 of Regulation S-X under the Securities Act on a Current Report on Form 8-K. However, the Company is filing the historical financial statements of the ECD Business and the pro forma financial statements with this Current Report on Form 8-K to aid investor understanding and to comply with the rules of the Canadian securities regulatory authorities, as this Current Report on Form 8-K will be incorporated by reference into the short form base shelf prospectus and the applicable prospectus supplement for the Equity Offering being made in each of the provinces of Canada, in addition to the United States.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 is presented as if both the Anticipated Acquisition and the Financing Transactions occurred on September 30, 2016. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended June 30, 2016 and the three months ended September 30, 2016 are presented as if both the Anticipated Acquisition and the Financing Transactions occurred on July 1, 2015.

Details and Assumptions about the Transaction

While the Anticipated Acquisition and the Financing Transactions have not closed as of the filing of this Current Report on Form 8-K, the Unaudited Pro Forma Condensed Consolidated Financial Statements give pro forma effect to the Anticipated Acquisition and the Financing Transactions. The actual details of the transactions at the time of closing of the Anticipated Acquisition and the Financing Transactions could be materially different. For purposes of preparing the Unaudited Pro Forma Condensed Consolidated Financial Statements, the following assumptions about the Anticipated Acquisition and the Financing Transactions have been made:

•	Total purchase price of $1.62 billion

•	The Anticipated Acquisition was financed through

•	$500 million raised through the Equity Offering;

•	$500 million raised through the Debt Financing at an assumed interest rate of 5.875% based on the interest rate for OpenText’s outstanding Senior Notes due 2026, which were issued on May 31, 2016; and

•	cash on hand of $620 million for the remainder of the purchase price.

Other Assumptions

Other significant assumptions and estimates were made in determining the preliminary allocation of the purchase price in the Unaudited Pro Forma Condensed Consolidated Financial Statements. These preliminary estimates and assumptions are subject to change upon the actual closing of the Anticipated Acquisition and during the measurement period (up to one year from the actual acquisition date) as the Company finalizes the fair valuations of the net tangible assets, intangible assets, tax-related assets and liabilities and the resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from preliminary estimates. These changes could result in material variances between the Company’s future financial results and the amounts presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements, including variances in fair values recorded, as well as expenses and cash flows associated with them.

Presentation

The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared using the most recently made available financial statements of OpenText and the ECD Business. For OpenText, the most recently available financial statements included:

•	a condensed consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of income for the year ended June 30, 2016; and

•	a condensed consolidated statement of income for the three months ended September 30, 2016.

For the ECD Business, the most recently available financial statements included:

•	a consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of operations for the twelve months ended June 30, 2016; and

•	a consolidated statement of operations for the three months ended September 30, 2016.

OpenText’s fiscal year ends on June 30 and historically, prior to the acquisition by Dell Technologies on September 7, 2016, EMC’s fiscal year ended on December 31. To comply with the rules and regulations of the Securities and Exchange Commission (the SEC) (as will be applicable to the pro forma financial information required to be filed with the Current Report on Form 8-K after the closing of the Anticipated Acquisition under Item 9.01(b) thereof) and Canadian securities regulatory authorities for companies with different fiscal year ends, the Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared utilizing periods that differ by less than 93 days. The Unaudited Pro Forma Condensed Consolidated Statement of Income for the three months ended September 30, 2016 was prepared by combining the historical statement of income of OpenText for the three months ended September 30, 2016 and the historical statement of operations of the ECD Business for the three months ended September 30, 2016. The Unaudited Pro forma Consolidated Statement of Income for the year ended June 30, 2016 was prepared by combining the historical statement of income of OpenText for the year ended June 30, 2016 and the historical statement of operations of the ECD Business for the twelve months ended June 30, 2016, which was calculated by taking the audited statement of operations of the ECD Business for the year ended December 31, 2015, subtracting the unaudited statement of operations for the six months ended June 30, 2015, and adding the unaudited statement of operations for the six months ended June 30, 2016 (see Note 4). The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 was prepared by combining the historical balance sheet of OpenText as of September 30, 2016 and the historical balance sheet of the ECD Business as of September 30, 2016.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of OpenText that would have been recorded had the acquisition of the ECD Business been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company. For instance, the Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended June 30, 2016 does not reflect the fact that the Company subsequently implemented a worldwide reorganization of its subsidiaries in July 2016, which had a material impact to the Company’s results of operations in future quarters. The Unaudited Pro Forma Condensed Consolidated Financial Statements also do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that the Company may achieve with respect to the combined operations of OpenText and the ECD Business and do not include all costs that are expected to be directly attributed to the Anticipated Acquisition, such as but not limited to: costs necessary to integrate the operations of the ECD Business with OpenText and restructuring costs that may be necessary to achieve cost savings and operating synergies. Additionally, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any non-recurring charges or credits directly attributable to the Anticipated Acquisition.

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2016

(In thousands of U.S. Dollars)

	OpenText	ECD	Reclassifications	Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
ASSETS
Current Assets
Cash and cash equivalents	$834,944	$—	$—	$(639,063)	(A)	$195,881
Short-term investments	2,726	—	—			2,726
Accounts receivable trade, net of allowance for doubtful accounts	297,537	89,626	—	(89,626)	(B)	297,537
Income taxes recoverable	19,954	—	—			19,954
Prepaid expenses and other current assets	70,643	6,416	—	(1,925)	(C)	75,134

Total current assets	1,225,804	96,042	—	(730,614)		591,232
Property and equipment	181,728	9,863	—	(4,066)	(D)	187,525
Goodwill	2,595,614	1,807,859	—	(1,047,479)	(E)	3,355,994
Acquired intangible assets	831,197	4,883	—	851,817	(F)	1,687,897
Deferred tax assets	1,100,897	21,009	—	126,343	(G)	1,248,249
Other assets	65,533	22,991	—	(22,166)	(H)	66,358
Deferred charges	62,512	—	—	—		62,512
Long-term income taxes recoverable	9,025	—	—	—		9,025

Total assets	$6,072,310	$1,962,647	$—	$(826,165)		$7,208,792

LIABILITIES, NET INVESTMENT OF PARENT, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$233,536	$50,186	$—	$(42,432)	(I)	$241,290
Current portion of long-term debt	8,000	—	—	—		8,000
Deferred revenues	389,890	160,135	—	(35,041)	(J)	514,984
Income taxes payable	39,203	16,320	—	(16,320)	(K)	39,203

Total current liabilities	670,629	226,641	—	(93,793)		803,477
Long-term liabilities:
Accrued liabilities	31,481	4,518	—	(4,230)	(L)	31,769
Deferred credits	7,589	—	—	—		7,589
Pension liability	63,691	—	—	—		63,691
Long-term debt	2,137,276	—	—	496,937	(M)	2,634,213
Deferred revenues	46,247	18,952	—	(8,633)	(J)	56,566
Long-term income taxes payable	145,787	3,027	—	(3,027)	(K)	145,787
Deferred tax liabilities	90,381	—	—	12,090	(G)	102,471

Total long-term liabilities	2,522,452	26,497	—	493,137		3,042,086
Net investment of Parent	—	1,709,509	—	(1,709,509)	(N)	—
Shareholders’ equity:
Share capital	822,135	—	—	484,000	(O)	1,306,135
Additional paid-in capital	155,323	—	—	—		155,323
Accumulated other comprehensive income	48,730	—	—	—		48,730
Retained earnings	1,877,639	—	—	—		1,877,639
Treasury stock	(25,166)	—	—	—		(25,166)
Non-controlling interest	568	—	—	—		568

Total shareholders’ equity	2,879,229	—	—	484,000		3,363,229

Total liabilities, net investment of Parent, and shareholders’ equity	$6,072,310	$1,962,647	$—	$(826,165)		$7,208,792

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Open Text Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Three Months Ended September 30, 2016

(In thousands of U.S. Dollars, except per share data)

	OpenText	ECD		Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
Revenues:
License	$60,656	$30,870		$(2,567)	(Q)	$—		$88,959
Cloud services and subscriptions	169,687	—		7,966	(Q)	—		177,653
Customer support	210,206	—		74,887	(Q)	—		285,093
Professional service and other	51,115	104,040		(80,286)	(Q)	—		74,869

Total revenues	491,664	134,910		—		—		626,574
Cost of revenues:
License	3,845	7,303		(3,594)	(R)	—		7,554
Cloud services and subscriptions	70,292	—		4,323	(R)	—		74,615
Customer support	25,738	—		11,756	(R)	—		37,494
Professional service and other	41,343	42,425		(16,602)	(R)	—		67,166
Amortization of acquired technology-based intangible assets	23,135	—		3,495	(R)	13,551	(S)	40,181

Total cost of revenues	164,353	49,728		(622)		13,551		227,010

Gross profit	327,311	85,182		622		(13,551)		399,564
Operating expenses:
Research and development	58,572	28,479		(536)	(R)	—		86,515
Sales and marketing	95,148	54,337		(11,868)	(R)	—		137,617
General and administrative	38,197	—		11,485	(R)	252	(T)	49,934
Depreciation	15,270	—		1,259	(R)	(203)	(U)	16,326
Amortization of acquired customer-based intangible assets	33,608	—		282	(R)	11,187	(S)	45,077
Special charges	12,454	448		—		(3,720)	(V)	9,182

Total operating expenses	253,249	83,264		622		7,516		344,651

Income from operations	74,062	1,918	(P)	—		(21,067)		54,913
Other income (expense), net	6,699	—		—		—		6,699
Interest and other related expense, net	(27,275)	—		—		(7,402)	(W)	(34,677)

Income before income taxes	53,486	1,918		—		(28,469)		26,935
Provision for (recovery of) income taxes	(859,425)	(506)		—		(7,865)	(X)	(867,796)

Net income (loss) for the period	912,911	2,424		—		(20,604)		894,731
Less: Net (income) attributable to non-controlling interest	(27)	—		—		—		(27)

Net income (loss), attributable to controlling interest	$912,884	$2,424		$—		$(20,604)		$894,704

Earnings per share, attributable to OpenText—basic	$7.52							$6.89

Earnings per share, attributable to OpenText—diluted	$7.46							$6.84

Weighted average number of Common Shares outstanding—basic	121,455					8,356	(Y)	129,811

Weighted average number of Common Shares outstanding—diluted	122,371					8,356	(Y)	130,727

Dividends declared per Common Share	$0.23							$0.23

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Open Text Corporation

Unaudited Pro Forma Consolidated Statement of Income

For the Twelve Months Ended June 30, 2016

(In thousands of U.S. Dollars, except per share data)

	OpenText	ECD	Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
Revenues:
License	$283,710	$157,049	$(8,270)	(Q)	$—		$432,489
Cloud services and subscriptions	601,018	—	27,610	(Q)	—		628,628
Customer support	746,409	—	304,575	(Q)	—		1,050,984
Professional service and other	193,091	423,002	(323,915)	(Q)	—		292,178

Total revenues	1,824,228	580,051	—		—		2,404,279
Cost of revenues:
License	10,296	42,550	(24,536)	(R)	—		28,310
Cloud services and subscriptions	244,021	—	16,075	(R)	—		260,096
Customer support	89,861	—	37,017	(R)	—		126,878
Professional service and other	155,584	145,103	(54,600)	(R)	—		246,087
Amortization of acquired technology-based intangible assets	74,238	—	24,141	(R)	44,043	(S)	142,422

Total cost of revenues	574,000	187,653	(1,903)		44,043		803,793

Gross profit	1,250,228	392,398	1,903		(44,043)		1,600,486
Operating expenses:
Research and development	194,057	73,598	(2,125)	(R)	—		265,530
Sales and marketing	344,235	159,220	(32,743)	(R)	—		470,712
General and administrative	140,397	—	29,224	(R)	1,009	(T)	170,630
Depreciation	54,929	—	4,540	(R)	(317)	(U)	59,152
Amortization of acquired customer-based intangible assets	113,201	—	3,007	(R)	42,869	(S)	159,077
Special charges	34,846	304	—		—		35,150

Total operating expenses	881,665	233,122	1,903		43,561		1,160,251

Income from operations	368,563	159,276	—		(87,604)		440,235
Other income (expense), net	(1,423)	—	—		—		(1,423)
Interest and other related expense, net	(76,363)	—	—		(29,607)	(W)	(105,970)

Income before income taxes	290,777	159,276	—		(117,211)		332,842
Provision for (recovery of) income taxes	6,282	31,704	—		(18,441)	(X)	19,545

Net income (loss) for the period	284,495	127,572	—		(98,770)		313,297

Net (income) attributable to non-controlling interest	(18)	—	—		—		(18)

Net income (loss), attributable to controlling interest	$284,477	$127,572	$—		$(98,770)		$313,279

Earnings per share, attributable to OpenText—basic	$2.34						$2.41

Earnings per share, attributable to OpenText—diluted	$2.33						$2.40

Weighted average number of Common Shares outstanding—basic	121,463				8,356	(Y)	129,819

Weighted average number of Common Shares outstanding—diluted	122,038				8,356	(Y)	130,394

Dividends declared per Common Share	$0.83						$0.83

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars, except share and per share amounts)

Note 1: Basis of Pro Forma Presentation

Prior to the Anticipated Acquisition, historical financial statements of the ECD Business were included in the consolidated financial statements of Dell-EMC. The ECD Business is not a legal entity and did not exist as a legal entity during the periods presented in the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements.

The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared using the most recently made available financial statements of OpenText and the ECD Business. For OpenText, the most recently available financial statements included:

•	a condensed consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of income for the year ended June 30, 2016; and

•	a condensed consolidated statement of income for the three months ended September 30, 2016.

For the ECD Business, the most recently available financial statements included:

•	a consolidated balance sheet as of September 30, 2016;

•	a consolidated statement of operations for the twelve months ended June 30, 2016; and

•	a consolidated statement of operations for the three months ended September 30, 2016.

OpenText’s fiscal year ends on June 30 and historically, prior to the acquisition by Dell Technologies on September 7, 2016, EMC’s fiscal year ended on December 31. To comply with the rules and regulations of the SEC (as will be applicable to the pro forma financial information required to be filed with the Current Report on Form 8-K after the closing of the Anticipated Acquisition under Item 9.01(b) thereof) and Canadian securities regulatory authorities for companies with different fiscal year ends, the Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared utilizing periods that differ by less than 93 days. The Unaudited Pro forma Condensed Consolidated Statement of Income for the three months ended September 30, 2016 was prepared using the historical statement of income of OpenText for the three months ended September 30, 2016 and the historical statement of operations of the ECD Business for the three months ended September 30, 2016. The Unaudited Pro forma Consolidated Statement of Income for the year ended June 30, 2016 was prepared using the historical statement of income of OpenText for the year ended June 30, 2016 and the historical statement of operations of the ECD Business for the twelve months ended June 30, 2016, which was calculated by taking the audited statement of operations of the ECD Business for the year ended December 31, 2015, subtracting the unaudited statement of operations for the six months ended June 30, 2015, and adding the unaudited statement of operations for the six months ended June 30, 2016 (see Note 4). The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 was prepared using the historical balance sheet of OpenText as of September 30, 2016 and the historical balance sheet of the ECD Business as of September 30, 2016.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon the historical financial statements of OpenText and the ECD Business after giving effect to the Anticipated Acquisition and the Financing Transactions. The Anticipated Acquisition is expected to be accounted for as a business combination pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805 “Business Combinations” (Topic 805). In accordance with Topic 805, the Company recognizes separately from goodwill, the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC Topic 820 “Fair Value Measurements and Disclosures”. Goodwill, as of the acquisition date is measured as the excess of consideration transferred, which is also measured at fair value, and the net of the acquisition date fair value of the identifiable assets acquired and the liabilities assumed.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016 is presented as if both the Anticipated Acquisition and the Financing Transactions occurred on September 30, 2016. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended June 30, 2016 and the three months ended September 30, 2016 are presented as if both the Anticipated Acquisition and the Financing Transactions occurred on July 1, 2015. The Unaudited Pro Forma Condensed Consolidated Statements of Income exclude any non-recurring charges or credits directly attributable to the Anticipated Acquisition.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars, except share and per share amounts)

Details and Assumptions about the Transaction

While the Anticipated Acquisition and the Financing Transactions have not closed as of the filing of this Current Report on Form 8-K, the Unaudited Pro Forma Condensed Consolidated Financial Statements give pro forma effect to the Anticipated Acquisition and the Financing Transactions. The actual details of the transactions at the time of closing of the Anticipated Acquisition and the Financing Transactions could be materially different. For purposes of preparing the Unaudited Pro Forma Condensed Consolidated Financial Statements, the following assumptions about the Anticipated Acquisition and the Financing Transactions have been made:

•	Total purchase price of $1.62 billion

•	The Anticipated Acquisition was assumed to be financed through

•	$500 million raised through the Equity Offering;

•	$500 million raised through the Debt Financing at an assumed interest rate of 5.875% based on the interest rate for OpenText’s outstanding Senior Notes due 2026, which were issued on May 31, 2016; and

•	cash on hand of $620 million for the remainder of the purchase price.

Other significant assumptions and estimates were made in determining the preliminary allocation of the purchase price in the Unaudited Pro Forma Condensed Consolidated Financial Statements. These preliminary estimates and assumptions are subject to change upon the actual closing of the Anticipated Acquisition and during the measurement period (up to one year from the actual acquisition date) as the Company finalizes the fair valuations of the net tangible assets, intangible assets, tax-related assets and liabilities and the resultant goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from the Company’s preliminary estimates. These changes could result in material variances between its future financial results and the amounts presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements, including variances in fair values recorded, as well as expenses and cash flows associated with them.

The Company continues to review, in detail, the ECD Business accounting policies. As a result of the review it may identify differences in accounting policies between the two companies, that when conformed, could have a material impact on the financial results of the combined company. Based on information available at the time of the filing of this Current Report on Form 8-K, the Company is not aware of any differences in accounting policies that would have a material impact on the financial results of the combined company other than those reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements described in Note 3.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of OpenText that would have been recorded had the Anticipated Acquisition and the Financing Transactions been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company. For instance, the Pro Forma Condensed Consolidated Statement of Income for the year ended June 30, 2016 does not reflect the fact that the Company subsequently implemented a worldwide reorganization of its subsidiaries in July 2016, which had a material impact to the Company’s results of operations in future quarters. The Unaudited Pro Forma Condensed Consolidated Financial Statements also do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that the Company may achieve with respect to the combined operations of OpenText and the ECD Business (although no assurance can be given that any can be achieved) and do not include all costs that are expected to be directly attributed to the Anticipated Acquisition, such as, but not limited to, costs necessary to integrate the operations of the ECD Business with OpenText and restructuring costs that may be necessary to achieve cost savings and operating synergies. Additionally, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any non-recurring charges or credits directly attributable to the Anticipated Acquisition.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements of OpenText and accompanying notes contained in OpenText’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q for its fiscal year ended June 30, 2016 and three months ended September 30, 2016, respectively, and the historical audited consolidated financial statements for the year ended December 31, 2015 and the unaudited consolidated financial statements for the nine months ended September 30, 2016 of the ECD Business and accompanying notes contained in this Current Report on Form 8-K.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars, except share and per share amounts)

Unless otherwise indicated all dollar amounts included herein are expressed in thousands of U.S. dollars.

Note 2: Preliminary Purchase Price Allocation

Description of the Anticipated Acquisition of the ECD Business

The Company currently anticipates that it will acquire the ECD Business in an all-cash transaction for a purchase price of $1.62 billion. For the purpose of the Unaudited Pro Forma Condensed Consolidated Financial Statements, the purchase price of the ECD Business has been allocated to the ECD Business’ tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated fair values as though the Anticipated Acquisition occurred on September 30, 2016. For certain assets and liabilities, the book values as of the balance sheet date have been determined to reflect fair values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation undertaken by the Company and the Company’s estimates and assumptions are subject to change upon the closing of the Anticipated Acquisition and within the measurement period (up to one year from the actual acquisition date). The Company expects to continue to obtain information to assist it in determining the fair value of the net assets acquired at the acquisition date and during the measurement period.

The Company’s preliminary purchase price allocation for the ECD Business is as follows:

Current assets	$4,491
Non-current assets	153,974
Intangible assets	856,700
Goodwill	760,380

Total assets acquired	1,775,545
Current liabilities assumed	(132,848)
Non-current liabilities assumed	(22,697)

Net assets acquired	$1,620,000

Preliminary Pre-Acquisition Contingencies Assumed

The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any estimate for pre-acquisition contingencies that may be assumed upon the closing of the Anticipated Acquisition. Currently, the Company does not anticipate that it will assume any pre-acquisition contingencies from the ECD Business, however, upon the closing of the Anticipated Acquisition, the Company will gather information and evaluate whether any pre-acquisition contingencies have been assumed. If identified, such amounts will be included in the purchase price allocation at their fair value and will result in additional goodwill.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars, except share and per share amounts)

Note 3: Reclassifications and Pro Forma Adjustments Notes

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements:

A.	Represents, as of September 30, 2016, the impact on OpenText’s cash as of the closing of the Anticipated Acquisition as set forth below:

Gross Proceeds from the Debt Financing (see Note 1)	$500,000
Gross Proceeds from the Equity Offering (see Note 1)	500,000
Less:
Total cash consideration paid for the Anticipated Acquisition	(1,620,000)
Estimated debt issuance costs relating to the Debt Financing (1)	(3,063)
Estimated share issuance costs relating to the Equity Offering (1)	(16,000)

Net decrease in OpenText cash and cash equivalents	$(639,063)

(1)	Represents estimated fees and expenses related to the respective offering, including discounts and commissions, legal, accounting and advisory fees and other transaction costs.

A one dollar increase or decrease in the amount raised through the Equity Offering would result in the same corresponding one dollar decrease or increase in the amount raised through the Debt Financing.

If the Company did not finance the transaction through the Financing Transactions, as assumed under Note 1 above, but rather relied solely on the Commitment Letter to finance the Anticipated Acquisition, then OpenText cash and cash equivalents on a pro forma combined basis would be an outflow of approximately $630.0 million.

B.	To eliminate the historical Accounts Receivable of the ECD Business not acquired as part of the Anticipated Acquisition.

C.	To record the following estimated fair value adjustments:

Exclude prepaid expense not acquired as part of the Anticipated Acquisition	$(2,934)
Estimated leasehold fair value adjustment to prepaid expense and other current assets	1,009

Net preliminary adjustment to prepaid expense and other current assets	$(1,925)

D.	To record the estimated fair value adjustments to property and equipment.

E.	To eliminate the historical goodwill of the ECD Business and to record the preliminary valuation of goodwill related to the Anticipated Acquisition:

Elimination of the ECD Business’ historical goodwill	$(1,807,859)
Preliminary goodwill from the Anticipated Acquisition	760,380

Net preliminary adjustment to goodwill	$(1,047,479)

F.	To eliminate the historical intangible assets of the ECD Business and to record the preliminary valuation of intangible assets related to the Anticipated Acquisition:

Elimination of the ECD Business’ historical intangible assets	$(4,883)
Preliminary valuation of technology intangible assets acquired from the Anticipated Acquisition	375,000
Preliminary valuation of customer intangible assets acquired from the Anticipated Acquisition	481,700

Net preliminary adjustment to intangible assets	$851,817

G.	To record a preliminary deferred tax asset / liability associated with the preliminary valuation of intangible assets and deferred revenue acquired, net of an adjustment to eliminate the historical deferred tax asset and liability balances of the ECD Business.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars, except share and per share amounts)

H.	To record the following estimated fair value adjustments:

Elimination of the ECD Business’ historical capitalized software	$(20,897)
Exclude other assets not acquired as part of the Anticipated Acquisition	(2,025)
Estimated fair value adjustment of leased assets	756

Net preliminary adjustment to other assets	$(22,166)

I.	To eliminate accounts payable and accrued liabilities of the ECD Business that are not acquired as part of the Anticipated Acquisition.

J.	To record the preliminary fair value adjustment to deferred revenues acquired. The fair value represents an amount equivalent to estimated cost plus an appropriate profit margin to perform the services related to open contracts based on deferred revenue balances of the ECD Business as of September 30, 2016. The preliminary deferred revenue fair value adjustment is not reflected on the Unaudited Pro Forma Condensed Consolidated Statements of Income as it primarily relates to the current portion and is a non-recurring charge.

	Current Deferred Revenue	Long-term Deferred Revenue
Elimination of the ECD Business’ historical deferred revenue	$(160,135)	$(18,952)
Estimated fair value of deferred revenue acquired	125,094	10,319

Net preliminary adjustment to deferred revenue	$(35,041)	$(8,633)

K.	To exclude income taxes payable of the ECD Business that are not acquired as part of the Anticipated Acquisition.

L.	To record the following estimated fair value adjustments:

Exclude long-term liabilities of the ECD Business not acquired as part of the Anticipated Acquisition	$(4,518)
Estimated fair value adjustment of asset retirement obligations	288

Net preliminary adjustment to long-term liabilities	$(4,230)

M.	To record borrowings from the Debt Financing:

Non-current portion of debt
New long-term debt from the Debt Financing	$500,000
New estimated debt issuance costs from the Debt Financing(1)	(3,063)

Net adjustment to non-current debt	$496,937

(1)	The Company early adopted accounting standards update no. 2015-03 “Simplifying the Presentation of Debt Issuance Costs” in its fourth quarter of Fiscal 2016. As a result, the Company presents debt issuance costs related to a recognized debt liability as a direct deduction from the carrying amount of that debt liability.

A one dollar increase or decrease in the amount raised through the Equity Offering would result in the same corresponding one dollar decrease or increase in the amount raised through the Debt Financing and would cause the net adjustment to total debt to decrease or increase by a corresponding amount, less the impact of debt issuance costs.

If the Company did not finance the Anticipated Acquisition through the Financing Transactions, as assumed under Note 1 above, but rather relied solely on the Commitment Letter to finance the Anticipated Acquisition, the net adjustment to the current portion and non-current portion of long term debt would be approximately $142.9 million and $847.1 million, respectively, after adjusting for approximately $10 million in debt issuance costs.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars, except share and per share amounts)

N.	To eliminate the ECD Business’ historical net investment of Parent.

O.	To record the following adjustments to the respective components of share capital:

Share capital
To record the issuance of OpenText shares from the Equity Offering	$500,000
New estimated equity issuance costs from the Equity Offering	(16,000)

Net adjustment to share capital	$484,000

For each dollar increase or decrease in the amount raised through the Equity Offering, the net adjustment to share capital would increase or decrease by a corresponding amount, less the impact of equity issuance costs.

If the Company did not finance the Anticipated Acquisition through the Financing Transactions, as assumed under Note 1 above, but rather relied solely on the Commitment Letter to finance the Anticipated Acquisition, there would be no adjustment to share capital.

P.	Included in the ECD Business’ income from operations is a one-time, non-recurring charge of approximately $27 million relating to accelerated stock awards that vested upon ECD being acquired by Dell Technologies and approximately $4 million of compensation costs related to merger-related retention bonuses with ECD employees participating in Dell Technologies’ cash-based long term incentive plan. For more information see Note H to the ECD Business’ financial statements for the nine months ended September 30, 2016, which has been included in this Current Report on Form 8-K under Exhibit 99.2. These charges have not been adjusted on a pro forma basis as they were not a direct result of the Anticipated Acquisition.

The following illustrates the impact of these non-recurring charges on the ECD Business’ results of operations for the three months ended September 30, 2016:

Cost of revenues: customer support	$1,574
Cost of revenues: professional services	6,688
Research and development expense	8,851
Sales and marketing expense	9,035
General and administrative expense	4,697

Total	$30,845

Q.	To reclassify the ECD Business’ revenue presentation to conform to OpenText’s presentation:

	Three Months Ended September 30, 2016	Year Ended June 30, 2016
Cloud services and subscriptions	$7,966	$27,610
Customer support	74,887	304,575
Reclassification from the ECD Business’ license revenue	(2,567)	(8,270)
Reclassification from the ECD Business’ service revenue	(80,286)	(323,915)

Net impact to total revenue	$—	$—

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars, except share and per share amounts)

R.	To reclassify the ECD Business’ presentation of operating expenses to conform to OpenText’s presentation:

For the three months ended September 30, 2016:

	Reclassify Customer support cost of revenues	Reclassify Cloud services and subscriptions cost of revenues	Reclassify amortization of acquired technology to cost of revenues	Reclassify amortization of customer relationships as a separate line within operating expenses	Reclassify depreciation as a separate line within operating expenses	Reclassify general & administrative from Selling, general and administrative expenses	Reclassify amortization of capitalized software	Total reclassifications
Cost of revenues:
License	$—	$(99)	$(25)	$—	$—	$—	$(3,470)	$(3,594)
Cloud services	—	4,323	—	—	—	—	—	4,323
Customer support	11,790	—	—	—	(34)	—	—	11,756
Professional service and other	(11,790)	(4,224)	—	—	(588)	—	—	(16,602)
Amortization of acquired technology-based intangible assets	—	—	25	—	—	—	3,470	3,495
Operating expenses:
Research and development	—	—	—	—	(536)	—	—	(536)
Sales and marketing	—	—	—	(277)	(76)	(11,515)	—	(11,868)
General and administrative	—	—	—	(5)	(25)	11,515	—	11,485
Depreciation	—	—	—	—	1,259	—	—	1,259
Amortization of acquired customer-based intangible assets	—	—	—	282	—	—	—	282

Total impact to statement of income	$—	$—	$—	$—	$—	$—	$—	$—

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars, except share and per share amounts)

For the twelve months ended June 30, 2016:

	Reclassify Customer support cost of revenues	Reclassify Cloud services and subscriptions cost of revenues	Reclassify amortization of acquired technology to cost of revenues	Reclassify amortization of customer relationships as a separate line within operating expenses	Reclassify depreciation as a separate line within operating expenses	Reclassify general & administrative from Selling, general and administrative expenses	Reclassify amortization of capitalized software	Total reclassifications
Cost of revenues:
License	$—	$(395)	$(28)	$—	$—	$—	$(24,113)	$(24,536)
Cloud services	—	16,075	—	—	—	—	—	16,075
Customer support	37,174	—	—	—	(157)	—	—	37,017
Professional service and other	(37,174)	(15,680)	—	—	(1,746)	—	—	(54,600)
Amortization of acquired technology-based intangible assets	—	—	28	—	—	—	24,113	24,141
Operating expenses:
Research and development	—	—	—	—	(2,125)	—	—	(2,125)
Sales and marketing	—	—	—	(2,970)	(386)	(29,387)	—	(32,743)
General and administrative	—	—	—	(37)	(126)	29,387	—	29,224
Depreciation	—	—	—	—	4,540	—	—	4,540
Amortization of acquired customer-based intangible assets	—	—	—	3,007	—	—	—	3,007

Total impact to statement of income	$—	$—	$—	$—	$—	$—	$—	$—

S.	To record amortization relating to the estimated identifiable intangible assets that are expected to be recorded at the time of the Anticipated Acquisition of the ECD Business and to eliminate the ECD Business’ historical amortization of intangible assets:

	Three Months Ended September 30, 2016	Year Ended June 30, 2016
Amortization of acquired technology assets
Amortization of acquired intangible assets relating to the Anticipated Acquisition	$17,046	$68,184
Elimination of the ECD Business’ historical intangible asset amortization	(3,495)	(24,141)

Net adjustment	$13,551	$44,043

Amortization of acquired customer assets
Amortization of acquired intangible assets relating to the Anticipated Acquisition	$11,469	$45,876
Elimination of the ECD Business’ historical intangible asset amortization	(282)	(3,007)

Net adjustment	$11,187	$42,869

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars, except share and per share amounts)

The Company has estimated the useful lives of acquired technology and customer intangible assets to be approximately 6 years and 11 years, respectively, which are being amortized on a straight-line basis.

T.	To record the additional rent expense relating to lease fair value adjustment.

U.	To adjust depreciation expense on account of the adjustment to the fair value of property and equipment and to eliminate the ECD Business’ historical depreciation.

V.	To eliminate acquisition-related transaction costs incurred by OpenText in connection with the Anticipated Acquisition as these costs are directly attributable to the Anticipated Acquisition and do not have a continuing impact on the combined company’s financial results.

W.	To record the estimated interest expense and the estimated amortization of debt issuance costs resulting from the Debt Financing:

	Three Months Ended September 30, 2016	Year Ended June 30, 2016
Estimated interest expense associated with the Debt Financing	$7,344	$29,376
Estimated amortization of debt issuance costs associated with the Debt Financing	58	231

Net adjustment to interest and other related expense, net	$7,402	$29,607

As discussed in Note 1, the interest rate on the Debt Financing is currently assumed at 5.875% based on the interest rate for OpenText’s outstanding Senior Notes due 2026, which were issued on May 31, 2016. For more details relating to the Company’s Senior Notes due 2026 and our existing credit facilities, see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 under Note 10 “Long Term Debt”. There can be no assurance that OpenText will commence or complete the Notes Offering or the Additional Debt Financing. However, for purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, the Company made various assumptions as discussed under Note 1 above. The debt issuance costs assumed as part of the Debt Financing are being amortized over 10 years.

For each 1% increase or decrease in the assumed interest rate in connection with the Debt Financing, interest expense would increase or decrease, as applicable, by approximately $1.3 million for the three months ended September 30, 2016 and $5.0 million for the year ended June 30, 2016, respectively.

A one dollar increase or decrease in the amount raised through the Equity Offering would result in the same corresponding one dollar decrease or increase in the amount raised through the Debt Financing. For every one dollar increase or decrease in the amount raised through the Equity Offering, the net adjustment to interest and other related expense, net, would decrease or increase by a factor of this amount multiplied by the interest rate, which is currently assumed at 5.875% annually. Correspondingly, interest expense would then be prorated for the three months ended September 30, 2016 and twelve months ended June 30, 2016, respectively.

If the Company did not finance the Anticipated Acquisition through the Financing Transactions, as assumed under Note 1 above, but rather relied solely on the Commitment Letter to finance the Anticipated Acquisition, the net adjustment to interest and other related expense, net, assuming an interest rate of 3.25% and a life of 7 years, would be an expense of $8.4 million and $33.8 million, respectively, for the three months ended September 30, 2016 and twelve months ended June 30, 2016.

X.	To record the pro forma tax impact at the weighted average estimated income tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded. Additionally, the pro forma tax provision for the three months ended September 30, 2016 includes the impact of a $876.1 million tax benefit that OpenText recognized in its first quarter of Fiscal 2017 associated primarily with the recognition of a net deferred tax asset arising from the entry of intellectual property (IP) in Canada. For more details relating to this tax benefit, please see OpenText’s quarterly report on Form 10-Q for the quarter ended September 30, 2016. The effective tax rate of the combined company in future periods will be significantly different than the pro forma rate for the three months ended September 30, 2016 as the $876.1 million tax benefit is specific to the IP reorganization that occurred in that period.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars, except share and per share amounts)

Y.	To record the estimated issuance of OpenText common shares in connection with the Equity Offering.

For each one dollar increase or decrease in the amount raised through the Equity Offering, the weighted average shares outstanding on a diluted basis of OpenText, on a pro forma basis, would increase or decrease. For example, an increase of $100 million in the Equity Offering would increase the weighted average shares outstanding on a diluted basis by approximately 1.7 million shares for each of the three months ended September 30, 2016 and twelve months ended June 30, 2016, respectively. The corresponding earnings per share of OpenText, on a pro forma and diluted basis, would then be approximately $6.76 and $2.41 for the three months ended September 30, 2016 and twelve months ended June 30, 2016, respectively.

If the Company did not finance the Anticipated Acquisition through the Financing Transactions, as assumed under Note 1 above, but rather relied on the Commitment Letter to finance the Anticipated Acquisition, the weighted average shares outstanding on a diluted basis of OpenText, on a pro forma basis, would be approximately 122.4 million shares and 122.0 million shares, respectively, for the three months ended September 30, 2016 and twelve months ended June 30, 2016. The corresponding earnings per share of OpenText, on a pro forma and diluted basis, would then be approximately $7.31 and $2.54 for the three months ended September 30, 2016 and twelve months ended June 30, 2016, respectively.

Note 4: Basis of the ECD Business Financial Statement Presentation within the Unaudited Pro Forma Condensed Consolidated Financial Statements.

The ECD Business Unaudited Consolidated Statement of Operations for the twelve months ended June 30, 2016

For the purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, information for the ECD Business has been obtained from the audited consolidated financial statements of the ECD Business for the years ended December 31, 2015 and 2014, the unaudited condensed consolidated financial statements for the six months ended June 30, 2016 and 2015, and the unaudited condensed consolidated financial statements for the nine months ended September 30, 2016 and 2015, respectively.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in thousands of U.S. Dollars, except share and per share amounts)

The ECD Business’ unaudited consolidated statement of operations for the twelve months ended June 30, 2016 has been constructed as follows:

	Year ended December 31, 2015	Six months ended June 30, 2015	Six months ended December 31, 2015	Six months ended June 30, 2016	Twelve months ended June 30, 2016
	(see Exhibit 99.1)
	(a)	(b)	(c) = (a) – (b)	(d)	(e) = (c) + (d)
Revenues:
License	$151,510	$66,933	$84,577	$72,472	$157,049
Services	429,418	217,696	211,722	211,280	423,002

Total revenue	580,928	284,629	296,299	283,752	580,051

Costs and expenses:
Cost of license	44,753	19,460	25,293	17,257	42,550
Cost of services	152,384	78,839	73,545	71,558	145,103
Research and development	70,395	34,165	36,230	37,368	73,598
Selling, general and administrative	164,935	84,106	80,829	78,391	159,220
Restructuring	16,651	14,995	1,656	(1,352)	304

Total operating expenses	449,118	231,565	217,553	203,222	420,775

Operating income	131,810	53,064	78,746	80,530	159,276	*
income tax provision	25,973	10,700	15,273	16,431	31,704

Net income	$105,837	$42,364	$63,473	$64,099	$127,572

* Included in operating income for the twelve months ended June 30, 2016 is stock compensation expense of $22.8 million and a recovery of $13.9 million relating to capitalized software costs.

The ECD Business’ unaudited condensed consolidated statement of operations for the three months ended September 30, 2016 has been constructed as follows:

	Nine months ended September 30, 2016	Six months ended June 30, 2016	Three months ended September 30, 2016
	(see Exhibit 99.2)
	(a)	(b)	(c) = (a) – (b)
Revenues:
License	$103,342	$72,472	$30,870
Services	315,320	211,280	104,040

Total revenue	418,662	283,752	134,910

Costs and expenses:
Cost of license	24,560	17,257	7,303
Cost of services	113,983	71,558	42,425
Research and development	65,847	37,368	28,479
Selling, general and administrative	132,728	78,391	54,337
Restructuring	(904)	(1,352)	448

Total operating expenses	336,214	203,222	132,992

Operating income	82,448	80,530	1,918	*
income tax provision	15,925	16,431	(506)

Net income	$66,523	$64,099	$2,424

* Included in operating income for the three months ended September 30, 2016 is stock compensation expense of $30.6 million, of which approximately $27.0 million is relating to accelerated stock awards that vested upon EMC being acquired by Dell Technologies. For more information see Note H to the ECD Business’ financial statements for the nine months ended September 30, 2016, which has been included in this Current Report on Form 8-K under Exhibit 99.2. Additionally, included in operating income for the three months ended September 30, 2016 is a recovery of $1.4 million relating to capitalized software costs.

Forward-Looking Statements

This document contains forward-looking statements concerning the future performance of OpenText’s business, its operations and its financial results and condition, including with respect to the Anticipated Acquisition, the Debt Financing, the Equity Offering and the anticipated integration of the ECD Business. Forward-looking statements are identified by words or phrases such as “anticipates”, “expects”, “believes”, “estimates”, “intends”, “could”, “may”, “plans”, “predicts”, “projects”, “will”, “would”, “foresees” and other similar expressions or the negative of these terms. These statements reflect beliefs and assumptions which are based on OpenText’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. In making these statements, OpenText has made assumptions with respect to: the ability of OpenText to successfully commence and complete the Debt Financing and/or the Equity Offering; the number of OpenText’s common shares and price of these common shares to be sold pursuant to the Equity Offering; the interest rate and aggregate principal amount of the Notes Offering; the interest rate of the Additional Debt Financing’; the ability of OpenText to successfully consummate the Anticipated Acquisition; the Anticipated Acquisition closing within 90 to 120 days of the date of the Master Acquisition Agreement; the ability of OpenText and the ECD Business to integrate effectively; the ability of OpenText to predict and adapt to changing customer requirements, preferences and spending patterns; the ability of OpenText to protect its intellectual property; future capital expenditures, including the amount and nature thereof; trends and developments in the information technology and financial sectors and other sectors of the economy; which are related to these sectors; business strategy and outlook; expansion and growth of business and operations; credit risks; anticipated acquisitions; future results being similar to historical results; the historical dividend being maintained; expectations related to future general economic and market conditions; and other matters. OpenText’s beliefs and assumptions are inherently subject to significant political, business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. OpenText’s beliefs and assumptions may prove to be inaccurate and consequently the Company’s actual results could differ materially from the expectations set out herein. If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the actual results or performance of OpenText and its consolidated subsidiaries could differ materially from those expressed or implied by forward-looking statements.

Actual results or events could differ materially from those contemplated in such forward-looking statements as a result of risks and uncertainties referred to above, including: the challenges of integration associated with the Anticipated Acquisition or other planned acquisitions; the inability to complete the Debt Financing and/or the Equity Offering prior to the contractually required time for closing of the Anticipated Acquisition or otherwise secure favorable terms for such financing; the possibility that certain assumptions with respect to the ECD Business or the Anticipated Acquisition could prove to be inaccurate; the failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals and the satisfaction of the closing conditions to the Anticipated Acquisition; the costs associated with the Anticipated Acquisition and any potential restructuring costs that may be necessary to achieve cost savings and operating synergies; the inability to achieve anticipated synergies with the ECD Business or other acquired businesses; the increased indebtedness of OpenText after the closing of the Anticipated Acquisition and the potential for the incurrence of or assumption of debt in connection with future acquisitions and the impact on the ratings or outlooks of rating agencies on OpenText’s outstanding debt securities; the inability to maintain revenues on a combined company basis; downward pressure on the Company’s share price and dilutive effect of future sales or issuances of equity securities (including in connection with the the Anticipated Acquisition and/or other future acquisitions); employee management issues; the timely development, production and acceptance of products and services; the challenge of managing asset levels and expenses; and other risks that are described from time to time in OpenText’s filings with the SEC, including, but not limited to OpenText’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as well as documents filed with securities regulatory authorities in Canada.

Any forward-looking statement the Company makes in this document speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. In any event, these and other important factors may cause actual results to differ materially from those indicated by the Company’s forward-looking statements. The Company has no duty, and does not intend, to update or revise the forward-looking statements made in this document, except as may be required by law. In light of these risks and uncertainties, future events or circumstances described in any forward-looking statement in this document might not occur.